Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ended June 30, 2024

Q2 2024 HIGHLIGHTS
•Revenue up 16% versus Q2 2023
•Net income of $31 million, up $38 million from Q2 2023
•Adjusted EBITDA up 62% versus Q2 2023
•Cash flow from operating activities of $55 million up 215% versus Q2 2023
•Announced $400 million share repurchase authorization
•Repurchased 1.7 million shares for $57 million
•Raising guidance range for full-year 2024

Omaha, NE — August 1, 2024 — ACI Worldwide (NASDAQ: ACIW), a global leader in mission-critical, real-time payments software, announced financial results today for the quarter ended June 30, 2024.
"We are pleased to report another quarter of strong growth in revenue and adjusted EBITDA, with both exceeding our financial guidance. Year-to-date, our revenue is up 12%, adjusted EBITDA is up 71%, cash flow from operations is up over 200%, and we are again raising our full year financial guidance," said Thomas Warsop, president and CEO of ACI Worldwide. “I’m encouraged by the progress the team is making against ACI’s strategy. We are focused on execution, including driving our key strategic initiatives and investing in the business to position the company for high-quality, profitable long-term growth.”
FINANCIAL SUMMARY
In Q2 2024, revenue was $373 million, up 16% from Q2 2023. Recurring revenue of $284 million grew 9% and represented 76% of total revenue in the quarter. Net income was $31 million, up from a net loss of $7 million in Q2 2023. Adjusted EBITDA in Q2 2024 was $93 million, up 62% from Q2 2023. Cash flow from operating activities in Q2 2024 was $55 million, up 215% from Q2 2023.
•Bank segment revenue increased 22% in Q2 2024 and Bank segment adjusted EBITDA increased 53% versus Q2 2023.
•Merchant segment revenue increased 4% in Q2 2024 and Merchant segment adjusted EBITDA increased 55% versus Q2 2023.
•Biller segment revenue increased 13% in Q2 2024 and Biller segment adjusted EBITDA increased 20% versus Q2 2023.
ACI ended Q2 2024 with $157 million in cash on hand and a debt balance of $1 billion, which represents a net debt leverage ratio of 1.9x. During the quarter the Board of Directors authorized the repurchase of $400 million in shares of the company’s common stock and the company repurchased 1.7 million shares for approximately $57 million in capital in Q2 2024. At the end of the quarter, the company had approximately $380 million remaining available on the share repurchase authorization.

RAISING 2024 GUIDANCE RANGE
For the full year of 2024, we are raising our guidance for both revenue and adjusted EBITDA. We now expect revenue to be in the range of $1.557 billion to $1.591 billion, up from the range of $1.547 billion to $1.581 billion. We now expect adjusted EBITDA to be in the range of $423 million to $438 million, up from the range of $418 million to $433 million. For Q3 2024, we expect revenue to be between $400 million and $410 million and adjusted EBITDA of $110 million to $120 million.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 a.m. ET to discuss these results. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following number for dial-in participation: toll-free 1 (888) 660-6377 and conference code 3153574.
About ACI Worldwide
ACI Worldwide is a global leader in mission-critical, real-time payments software. Our proven, secure and scalable software solutions enable leading corporations, fintechs, and financial disruptors to process and manage digital payments, power omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with a local presence to drive the real-time digital transformation of payments and commerce.
© Copyright ACI Worldwide, Inc. 2024.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations
John Kraft
SVP, Head of Strategy and Finance
239-403-4627 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring Revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: New annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the period.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements in this press release include, but are not limited to: (i) our encouragement by the progress the team is making against ACI's strategy, our focus on execution, including driving our key strategic initiatives and investing in the business to position the company for high-quality, profitable long term growth, and (ii) statements regarding Q3 2024 and full year 2024 revenue and adjusted EBITDA financial guidance.
All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions or failure of our information technology and communication systems, security breaches or viruses, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, consent orders and other compliance agreements, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, events in eastern Europe and the Middle East, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$156,983	$164,239
Receivables, net of allowances	369,171	452,337
Settlement assets	792,745	723,039
Prepaid expenses	30,485	31,479
Other current assets	31,826	35,551
Total current assets	1,381,210	1,406,645
Noncurrent assets
Accrued receivables, net	290,348	313,983
Property and equipment, net	34,943	37,856
Operating lease right-of-use assets	31,119	34,338
Software, net	100,200	108,418
Goodwill	1,226,026	1,226,026
Intangible assets, net	178,601	195,646
Deferred income taxes, net	61,230	58,499
Other noncurrent assets	60,995	63,328
TOTAL ASSETS	$3,364,672	$3,444,739
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$48,798	$45,964
Settlement liabilities	792,166	721,164
Employee compensation	33,446	53,892
Current portion of long-term debt	34,892	74,405
Deferred revenue	72,659	59,580
Other current liabilities	62,160	82,244
Total current liabilities	1,044,121	1,037,249
Noncurrent liabilities
Deferred revenue	19,292	24,780
Long-term debt	973,121	963,599
Deferred income taxes, net	41,052	40,735
Operating lease liabilities	25,237	29,074
Other noncurrent liabilities	25,093	25,005
Total liabilities	2,127,916	2,120,442
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	718,559	712,994
Retained earnings	1,418,103	1,394,967
Treasury stock	(786,526)	(674,896)
Accumulated other comprehensive loss	(114,082)	(109,470)
Total stockholders’ equity	1,236,756	1,324,297
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,364,672	$3,444,739

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Software as a service and platform as a service	$235,399	$209,676	$451,131	$414,606
License	65,582	44,671	95,555	63,002
Maintenance	48,733	51,391	96,487	101,494
Services	23,765	17,587	46,325	33,899
Total revenues	373,479	323,325	689,498	613,001
Operating expenses
Cost of revenue (1)	203,238	181,343	394,345	359,897
Research and development	35,410	35,265	70,403	72,383
Selling and marketing	28,551	33,289	55,301	68,724
General and administrative	24,993	31,472	50,993	62,854
Depreciation and amortization	27,586	31,436	55,195	62,975
Total operating expenses	319,778	312,805	626,237	626,833
Operating income (loss)	53,701	10,520	63,261	(13,832)
Other income (expense)
Interest expense	(18,471)	(19,909)	(37,481)	(38,801)
Interest income	3,953	3,458	7,962	6,963
Other, net	1,156	(4,092)	(869)	(7,487)
Total other income (expense)	(13,362)	(20,543)	(30,388)	(39,325)
Income (loss) before income taxes	40,339	(10,023)	32,873	(53,157)
Income tax expense (benefit)	9,452	(3,313)	9,737	(14,139)
Net income (loss)	$30,887	$(6,710)	$23,136	$(39,018)
Income (loss) per common share
Basic	$0.29	$(0.06)	$0.22	$(0.36)
Diluted	$0.29	$(0.06)	$0.22	$(0.36)
Weighted average common shares outstanding
Basic	105,395	108,455	106,097	108,306
Diluted	106,166	108,455	106,815	108,306
(1) The cost of revenue excludes charges for depreciation and amortization.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$30,887	$(6,710)	$23,136	$(39,018)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	3,564	6,960	7,195	13,091
Amortization	24,022	24,476	48,000	49,884
Amortization of operating lease right-of-use assets	2,431	3,724	4,999	6,491
Amortization of deferred debt issuance costs	662	1,377	1,598	2,492
Deferred income taxes	510	(12,259)	1,516	(22,641)
Stock-based compensation expense	10,720	5,414	18,819	10,715
Other	(756)	601	(2,067)	311
Changes in operating assets and liabilities:
Receivables	(27,671)	(7,104)	99,598	81,856
Accounts payable	5,297	(646)	4,849	(1,954)
Accrued employee compensation	6,569	10,965	(19,884)	(4,628)
Deferred revenue	(5,590)	2,498	8,317	12,700
Other current and noncurrent assets and liabilities	4,372	(11,856)	(17,818)	(51,791)
Net cash flows from operating activities	55,017	17,440	178,258	57,508
Cash flows from investing activities:
Purchases of property and equipment	(1,746)	(2,318)	(4,954)	(4,576)
Purchases of software and distribution rights	(4,442)	(8,540)	(19,024)	(15,021)
Net cash flows from investing activities	(6,188)	(10,858)	(23,978)	(19,597)
Cash flows from financing activities:
Proceeds from issuance of common stock	704	719	1,397	1,426
Proceeds from exercises of stock options	277	2,791	752	2,869
Repurchase of stock-based compensation awards for tax withholdings	(3,037)	(319)	(6,339)	(3,320)
Repurchases of common stock	(57,159)	—	(119,674)	—
Proceeds from revolving credit facility	—	5,000	164,000	55,000
Repayment of revolving credit facility	—	—	(152,000)	(45,000)
Proceeds from term portion of credit agreement	—	—	500,000	—
Repayment of term portion of credit agreement	(9,375)	(19,475)	(538,448)	(34,081)
Payments on or proceeds from other debt, net	(5,975)	(6,160)	(8,669)	(11,830)
Payments for debt issuance costs	—	(2,160)	(5,141)	(2,160)
Net increase (decrease) in settlement assets and liabilities	12,782	(21,253)	(6,151)	(24,087)
Net cash flows from financing activities	(61,783)	(40,857)	(170,273)	(61,183)
Effect of exchange rate fluctuations on cash	(1,024)	2,870	1,290	5,427
Net decrease in cash and cash equivalents	(13,978)	(31,405)	(14,703)	(17,845)
Cash and cash equivalents, including settlement deposits, beginning of period	238,096	228,232	238,821	214,672
Cash and cash equivalents, including settlement deposits, end of period	$224,118	$196,827	$224,118	$196,827
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$156,983	$132,391	$156,983	$132,391
Settlement deposits	67,135	64,436	67,135	64,436
Total cash and cash equivalents	$224,118	$196,827	$224,118	$196,827

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA (millions)	2024	2023	2024	2023
Net income (loss)	$30.9	$(6.7)	$23.1	$(39.0)
Plus:
Income tax expense (benefit)	9.4	(3.3)	9.7	(14.1)
Net interest expense	14.5	16.4	29.5	31.8
Net other (income) expense	(1.1)	4.1	0.9	7.5
Depreciation expense	3.6	7.0	7.2	13.1
Amortization expense	24.0	24.5	48.0	49.9
Non-cash stock-based compensation expense	10.7	5.4	18.8	10.7
Adjusted EBITDA before significant transaction-related expenses	$92.0	$47.4	$137.2	$59.9
Significant transaction-related expenses:
Cost reduction strategies	0.4	7.6	3.0	15.9
European datacenter migration	—	1.2	—	2.2
Other	0.4	1.2	0.7	4.3
Adjusted EBITDA	$92.8	$57.4	$140.9	$82.3
Revenue, net of interchange:
Revenue	$373.5	$323.3	$689.5	$613.0
Interchange	124.2	106.1	236.6	212.3
Revenue, net of interchange	$249.3	$217.2	$452.9	$400.7

Net Adjusted EBITDA Margin	37%	26%	31%	21%

	Three Months Ended June 30,		Six Months Ended June 30,
Segment Information (millions)	2024	2023	2024	2023
Revenue
Banks	$143.7	$117.5	$249.1	$205.5
Merchants	38.0	36.5	73.7	71.3
Billers	191.8	169.3	366.7	336.2
Total	$373.5	$323.3	$689.5	$613.0
Recurring Revenue
Banks	$56.7	$57.4	$111.5	$113.0
Merchants	35.6	34.4	69.4	66.9
Billers	191.8	169.3	366.7	336.2
Total	$284.1	$261.1	$547.6	$516.1
Segment Adjusted EBITDA
Banks	$79.2	$51.6	$120.9	$76.3
Merchants	15.4	9.9	26.0	16.5
Billers	37.4	31.2	68.2	60.9

	Three Months Ended June 30,
	2024		2023
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income (loss)	$0.29	$30.9	$(0.06)	$(6.7)
Adjusted for:
Significant transaction-related expenses	0.01	0.7	0.07	7.7
Amortization of acquisition-related intangibles	0.06	6.3	0.06	6.4
Amortization of acquisition-related software	0.03	3.3	0.04	3.8
Non-cash stock-based compensation	0.08	8.1	0.04	4.1
Total adjustments	$0.18	$18.4	$0.21	$22.0
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.47	$49.3	$0.15	$15.3

	Six Months Ended June 30,
	2024		2023
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income (loss)	$0.22	$23.1	$(0.36)	$(39.0)
Adjusted for:
Significant transaction-related expenses	0.03	2.9	0.16	17.1
Amortization of acquisition-related intangibles	0.12	12.7	0.12	12.8
Amortization of acquisition-related software	0.06	6.7	0.08	8.2
Non-cash stock-based compensation	0.13	14.3	0.07	8.1
Total adjustments	$0.34	$36.6	$0.43	$46.2
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.56	$59.7	$0.07	$7.2

	Three Months Ended June 30,		Six Months Ended June 30,
Recurring Revenue (millions)	2024	2023	2024	2023
SaaS and PaaS fees	$235.4	$209.7	$451.1	$414.6
Maintenance fees	48.7	51.4	96.5	101.5
Recurring Revenue	$284.1	$261.1	$547.6	$516.1

New Bookings (millions)[1]	Three Months Ended June 30,		TTM Ended June 30,
	2024	2023	2024	2023
Annual recurring revenue (ARR) bookings	$13.1	$12.7	$68.8	$90.7
License and services bookings	80.7	55.5	268.5	206.5

1 Amounts for the TTM ended June 30, 2023 are adjusted for the divestiture of Corporate Online Banking in September 2022